EXHIBIT 22

                         VANGUARD CELLULAR SYSTEMS, INC.
                           SUBSIDIARIES OF REGISTRANT


The following is a complete and correct list of all Subsidiaries as of February 1, 1998:

  Atlantic Cellular Telephone Corp.
  Binghamton Cellular Telephone Corp.
  Binghamton CellTelCo
  Cellular Phone Assurances Company, Ltd.
* Eastern North Carolina Cellular Joint Venture
* GTE MobileNet of Wilmington II, Incorporated
* GTE MobileNet of Jacksonville, Incorporated
* GTE MobileNet of Wilmington, Incorporated
* GTE MobileNet of Wilmington II, Incorporated
* Jacksonville Cellular Partnership
  North Carolina Cellular Holding Corp.
  Orange County Cellular Telephone Corp.
  Pennsylvania Cellular Telephone Corp.
  Piscataqua Cellular Telephone Corp.
  PLMRS Narrowband Corp.
  Teleflex Information Systems, Inc.
  Vanguard Binghamton, Inc.
  Vanguard Cellular Corp.
  Vanguard Cellular Financial Corp.
  Vanguard Cellular Holding Corp.
  Vanguard Cellular Operating Corp.
  Vanguard Cellular Services, Inc.
  Vanguard Cellular Systems of South Carolina, Inc.
  Vanguard Communications, Inc.
  Vanguard India, Inc.
  Warren & Lewis, Ltd.
  West Virginia Cellular Telephone Corp.
  Western Florida Cellular Telephone Corp.
* Wilmington Cellular Partnership
* Direct or indirect 50% ownership or control through a joint venture.